UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2008

Storm Cat Energy Corporation

 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 – BANKRUPTCY OR RECEIVERSHIP.

On November 10, 2008, all of the direct and indirect wholly-owned subsidiaries (collectively, the “Debtors”) of Storm Cat Energy Corporation (the “Parent”) filed a voluntary petition for reorganization (the “Reorganization Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”). The Reorganization Cases do not include the Parent.  The Debtors expect the cases to be jointly administered.  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code and orders of the Bankruptcy Court.

On November 10, 2008, the Parent issued a press release relating to the Reorganization Cases, a copy of which is filed herewith as Exhibit 99.1.

ITEM 2.04 – TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The filing of the Reorganization Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under a number of instruments and agreements relating to direct financial obligations of the Parent and/or the Debtors (the “Debt Documents”).  As a result of the events of default, all debt outstanding under the Debt Documents became automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Reorganization Cases in the Bankruptcy Court or as the result of that certain Subordination and Intercreditor Agreement previously entered into by the noteholders of the Series A Notes and Series B Notes (as defined below) that requires that the noteholders standstill and not accelerate any amounts due under such notes upon an “Event of Default” thereunder or seek other enforcement or redemption actions otherwise permitted under the applicable note purchase agreements..  The Debt Documents, the acceleration of which is material to the Company, and the approximate principal amount of debt currently outstanding thereunder, are as follows:

1.               Approximately $40,000,000 in outstanding principal amount of the term loan facility and approximately $25,000,000 in outstanding principal amount of the revolving credit facility issued pursuant to that certain Credit Agreement, dated as of December 27, 2007, and First Amendment to Credit Agreement, dated as of April 17, 2008, by and among Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), Wells Fargo Foothill, LLC, as Agent, and the lenders party thereto (the “Credit Facility”).  Additionally, the Parent and the Debtors (other than Storm Cat (USA)) guaranteed the obligations of Storm Cat (USA) under the Credit Facility pursuant to a Guaranty, dated as of December 27, 2007.

2.               $18,535,000 in outstanding principal of 9.25% Series A Subordinated Convertible Notes due March 31, 2012 (“Series A Notes”) issued pursuant to that certain Series A Note Purchase Agreement that was made and entered as of January 19, 2007 by and among the Parent and each of the purchasers set forth thereto in connection with issuance of the Series A Notes.

3.               $31,660,000 in outstanding principal of 9.25% Series B Subordinated Convertible Notes due March 31, 2012 (“Series B Notes”) issued pursuant to that certain Series B Note Purchase Agreement that was made and entered as of January 19, 2007 by and among the Parent and each of the purchasers set forth thereto in connection with issuance of the Series B Notes.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: November 10, 2008	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 10, 2008